EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-103801 and 333-289631) and Form S-3 (No. 333-290468) of LCNB Corp. of our report dated March 11, 2026 relating to the financial statements which appear in this Form 10-K.

/s/ Plante & Moran, PLLC

Columbus, Ohio

March 11, 2026